UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 8, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item. 1.02 Termination of a Material Definitive Agreement
Section 5 — Corporate Governance and Management
Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Termination Agreement
Press Release

Section 1 — Registrant’s Business and Operations
Item. 1.02 Termination of a Material Definitive Agreement
     On December 8, 2006, American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”), Laserscope, a California corporation and indirect subsidiary of AMS (“Laserscope”), InnovaQuartz Incorporated, an Arizona corporation and wholly-owned subsidiary of Laserscope (“InnovaQuartz”), Stephen Griffin (“Mr. Griffin”), The Griffin Family Revocable Trust (the “Griffin Trust”), and Brian Barr (“Mr. Barr”) entered into a Termination Agreement. Under the Termination Agreement, the parties agreed to terminate all of their respective obligations under the Stock Purchase Agreement, dated as of April 30, 2006 (the “Purchase Agreement”), among Laserscope, the Griffin Trust, Mr. Griffin, Mr. Barr, including InnovaQuartz’s contingent obligation to make earn out payments, all post-closing covenants and all indemnification obligations. Laserscope acquired InnovaQuartz in May 2006 pursuant to the Purchase Agreement. The Purchase Agreement contained contingent earn out payments based on milestones, revenues and profitability through 2008 and related covenants that significantly limited InnovaQuartz’s flexibility in operating the business during the earnout period, penalties for violating those provisions and customary indemnification provisions. In order to resolve a dispute relating to these earnout and penalty provisions, AMS agreed to issue shares of common stock with a value of $7.3 million to the Griffin Trust and Mr. Barr to terminate the Purchase Agreement, including all contingent earnout payments under the Purchase Agreement. The parties also released all claims against each other. InnovaQuartz, Mr. Griffin and Mr. Barr also terminated their employment agreements. In addition, InnovaQuartz entered into a consulting agreement with Mr. Griffin and non-exclusive license agreement contemplated by the prior employment agreement between InnovaQuartz and Mr. Griffin.
     The Termination Agreement is attached hereto as Exhibit 10.1.
Section 5 — Corporate Governance and Management
Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2006, the Board of Directors of American Medical Systems Holdings, Inc. appointed Mark A., Heggestad to the position of Executive Vice President and Chief Financial Officer, beginning on December 18, 2006. Mr. Heggestad will be replacing Jill Burchill who has served as Chief Financial Officer since September 4, 2006 on interim basis while AMS has conducted a search for a permanent Chief Financial Officer.
     Mark A. Heggestad, age 47, was employed by Medtronic, Inc. from August 1987 to February 2006 in increasingly responsible financial management roles, most recently as Vice President of Finance and Information Technology for Cardiac Surgery.
     In connection with the election of Mark A. Heggestad as AMS’ Executive Vice President and Chief Financial Officer, AMS plans to enter into an employment agreement with Mr. Heggestad. The employment agreement will have an initial term of two years and automatically renew for successive one-year periods until either AMS or Mr. Heggestad provides notice of termination. The employment agreement will provide for an annual base salary of $265,000, entitle Mr. Heggestad to participate in AMS’standard benefit programs provided to the most senior executives of AMS, and contain customary confidentiality and non-competition provisions. The employment agreement will also provide that if

AMS terminates Mr. Heggestad without cause, AMS will be required to continue to pay Mr. Heggestad salary and provide health and welfare benefits for twelve months following termination. In certain cases, AMS would also be required to pay a portion of any incentive bonus for the year in which termination occurs. If Mr. Heggestad accepts other employment during the twelve-month period, AMS would be entitled to deduct compensation that Mr. Heggestad receives from a new employer from the salary AMS is obligated to pay during the twelve-month period. If AMS terminates Mr. Heggestad without cause, or if Mr. Heggestad terminates employment for a good reason, such as reduction in salary, diminution in responsibility or relocation, during the twelve-month period immediately following a change of control, AMS (or the AMS’successor) would be required to pay Mr. Heggestad a lump sum equal to his annual salary in effect on the date of such termination, plus his target bonus for the year in which termination occurs; provide, at AMS’ cost, continuation of health and welfare benefits for twelve months; and all unvested shares that are subject to outstanding options would immediately vest and be exercisable. In addition, if any payments (including the acceleration of stock options) AMS made to Mr. Heggestad in connection with a change in control were subject to “excise tax” AMS would be required to make an additional cash “gross-up payment” to Mr. Heggestad in an amount such that after payment by Mr. Heggestad of all taxes, including any excise tax imposed upon the gross-up payment, Mr. Heggestad would retain an amount of the gross-up payment equal to the excise tax.
     Mr. Heggestad will also be granted a non-statutory stock option to purchase 175,000 shares of AMS’ common stock at an exercise price equal to the fair market value of one share of common stock on December 18, 2006. The option will vest over a four-year period, as long as he continues to be an employee of AMS, and will expire seven years from the date of grant.
     AMS issued a press release announcing the election of Mr. Heggestad. A copy of this press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated December 8, 2006, among American Medical Systems Holdings, Inc., Laserscope, InnovaQuartz Incorporated, Stephen Griffin, The Griffin Family Revocable Trust, and Brian Barr.

99.1	American Medical Systems Holdings, Inc. Press Release dated December 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: December 14, 2006	By /s/ Martin J. Emerson
Martin J. Emerson
President and Chief Executive Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Termination Agreement, dated December 8, 2006, among American Medical Systems Holdings, Inc., Laserscope, InnovaQuartz Incorporated, Stephen Griffin, The Griffin Family Revocable Trust, and Brian Barr. (filed herewith)

99.1	American Medical Systems Holdings, Inc. Press Release dated December 12, 2006 (filed herewith)